UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [ X ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ X ]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

CHINA BIOLOGIC PRODUCTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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18th Floor, Jialong International Building
19 Chaoyang Park Road
Chaoyang District, Beijing 100125
People’s Republic of China

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 20, 2012

Dear Stockholder:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of China Biologic Products, Inc., a Delaware corporation (the “Company”), to be held at the principal office of the Company located at 18th Floor, Jialong International Building, 19 Chaoyang Park Road, Chaoyang District, Beijing 100125, People’s Republic of China, originally scheduled for Friday, June 22, 2012, at 10 a.m., local time has been postponed to Friday, July 20, 2012, at 10 a.m., local time.

The record date for the Meeting has been changed to the close of business on June 8, 2012. If you owned our common stock at the close of business on June 8, 2012, you may attend and vote at the Meeting.

The amended and restatement Proxy Statement will be filed with the Securities and Exchange Commission and distributed to stockholders by the Company in due course.

Sincerely,

/s/ David (Xiaoying) Gao
David (Xiaoying) Gao
Chief Executive Officer
June 8, 2012